EXHIBIT 10.5

                            CARNIVAL CORPORATION

                  1993 OUTSIDE DIRECTORS' STOCK OPTION PLAN
(adopted by the Board of Directors on July 10, 1993 and amended on April 6,
1998)


     CARNIVAL CORPORATION, a Panamanian corporation (the "Company"), hereby formulates and adopts the following 1993 Outside Directors' Stock Option Plan (the "Plan") for Eligible Directors of the Company and its Subsidiaries (as defined in Paragraph 4).

     1. Purpose. The purpose of the Plan is to promote the interests of the Company and its stockholders by strengthening the Company's ability to attract and retain the services of experienced and knowledgeable nonemployee directors and by encouraging such directors to acquire an increased proprietary interest in the Company.

     2. Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors.

          Subject to the express provisions of the Plan, the Committee shall have plenary authority to interpret the Plan, to prescribe, amend and rescind the rules and regulations relating to it and to make all other determinations deemed necessary and advisable for the administration of the Plan. The determinations of the Committee shall be conclusive.

     3. Common Stock Subject to Options. Subject to the adjustment provisions of Paragraph 13 below, a maximum of 400,000 shares of Class A Common Stock, par value $.01 per share, of the Company (the "Common Stock") may be made subject to options granted under the Plan. If, and to the extent that, options granted under the Plan shall terminate, expire or be canceled for any reason without having been exercised, new options may be granted in respect of the shares covered by such terminated, expired or canceled options. The granting and such terms of such new options shall comply in all respects with the provisions of the Plan.

          Shares sold upon the exercise of any option granted under the Plan may be shares of authorized and unissued Common Stock, shares of issued Common Stock held in the Company's treasury, or both.

          There shall be reserved at all times for sale under the Plan a number of shares, of either authorized and unissued shares of Common Stock, shares of Common Stock held in the Company's treasury, or both, equal to the maximum number of shares which may be purchased pursuant to options granted or that may be granted under the Plan.

     4. Participation in Plan. Each member of the Company's Board of Directors (a "Director") who is not otherwise an employee of the Company or any subsidiary of the Company (an "Eligible Director") shall be eligible to participate in the Plan.

     5.  Option Grants.

          (a) Each Eligible Director serving in such capacity at the time of the adoption of the Plan by the Board of Directors shall be granted an option to purchase 10,000 shares of Common Stock. In addition, each Eligible Director shall receive (i) an option to purchase 10,000 shares of Common Stock for each five year period of service as a Director prior to the adoption of the Plan and
(ii) credit (the "Prior Service Credit") for any such prior period of service of less than five years, such credit to be added to future years of service until a five year period is accrued.

          (b) Any Eligible Director elected or appointed to the Board of Directors following the adoption of the Plan shall be granted immediately upon such election or appointment an option to purchase 10,000 shares of Common Stock.

          (c) An option to purchase 10,000 options shall be granted automatically to each Director who is an Eligible Director after completion of each five-year period of consecutive service in such capacity, taking into account any Prior Service Credit.

          An Eligible Director receiving an option pursuant to the Plan is hereinafter referred to as an "Optionee".

     6. Price. The option price of each share of Common Stock purchasable under any option granted pursuant to the Plan shall not be less than the Fair Market Value (as defined below) thereof at the time the option is granted.

          For purposes of the Plan, "Fair Market Value" of a share of Common Stock means the average of the high and low sales prices of a share of Common Stock on the New York Stock Exchange Composite Tape on the date in question.
If shares of Common Stock are not traded on the New York Stock Exchange on such date, "Fair Market Value" of a share of Common Stock shall be determined by the Committee in its sole discretion.

     7. Duration of Options. Except as set forth in the following sentence, each option granted hereunder shall become immediately exercisable. Any options granted prior to the approval of the Plan by the shareholders of the Company shall not vest or be exercisable or transferrable in any manner until such shareholder approval is obtained at the next Annual Meeting of the Shareholders following adoption of the Plan by the Board of Directors. If such shareholder approval is not obtained at such meeting, all options issued pursuant to the Plan shall be cancelled and deemed null and void. Each option granted hereunder prior to April 13, 1998 shall be exercisable for a period of five years from the date of grant and each option granted hereunder on or after April 13, 1998 shall be exercisable for a period of ten years from the date of grant.
     8. Exercise of Options. An option granted under this Plan shall be deemed exercised when the person entitled to exercise the option (a) delivers written notice to the Company at its principal business office, directed to the attention of its Secretary, of the decision to exercise, (b) concurrently tenders to the Company full payment for the shares to be purchased pursuant to such exercise,, and (c) complies with such other reasonable requirements as the Committee establishes pursuant to Paragraph 2 of the Plan.

          Payment for shares with respect to which an option is exercised may be made in cash, check or money order and, subject to the Committee's consent, by Common Stock. No person will have the rights of a shareholder with respect to shares subject to an option granted under this Plan until a certificate or certificates for the shares have been delivered to him.

     9. Nontransferability of Options. Subject to Paragraph 7 of the Plan, no option or any right evidenced thereby shall be transferable in any manner other than by will or the laws of descent and distribution, and, during the lifetime of an Optionee, only the Optionee (or the Optionee's court-appointed legal representative) may exercise an option. In the Committee's discretion, an option may be transferred pursuant to a "qualified domestic relations order", as defined in section 414(p) of the Code.

     10. Rights of Optionee. Neither the Optionee nor the Optionee's executor or administrator shall have any of the rights of a stockholder of the Company with respect to the shares subject to an option until certificates for such shares shall actually have been issued upon the due exercise of such option. No adjustment shall be made for any regular cash dividend for which the record date is prior to the date of such due exercise and full payment for such shares has been made therefor.

     11. Right To Terminate Relationship. Nothing in the Plan or in any option shall confer upon any Optionee the right to continue to serve as a Director of the Company.

     12. Nonalienation of Benefits. No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. To the extent permitted by applicable law, no right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefits.

     13. Adjustment Upon Changes in Capitalization, etc. In the event of any stock split, stock dividend, stock change, reclassification, recapitalization or combination of shares which changes the character or amount of Common Stock prior to exercise of any portion of an option theretofore granted under the Plan, such option, to the extent that it shall not have been exercised, shall entitle the Optionee (or the Optionee's executor or administrator) upon its exercise to receive in substitution therefor such number and kind of shares as the Optionee would have been entitled to receive if the Optionee had actually owned the stock subject to such option at the time of the occurrence of such change; provided, however, that if the change is of such a nature that the Optionee, upon exercise of the option, would receive property other than shares of stock the Committee shall make an appropriate adjustment in the option to provide that the Optionee (or the Optionee's executor or administrator) shall acquire upon exercise only shares of stock of such number and kind as the Committee, in its sole judgment, shall deem equitable; and, provided further, that any such adjustment shall be made so as to conform to the requirements of section 424(a) of the Code.

          In the event that any transaction (other than a change specified in the preceding paragraph) described in section 424(a) of the Code affects the Common Stock subject to any unexercised option, the Board of Directors of the surviving or acquiring corporation shall make such similar adjustment as is permissible and appropriate.

          If any such change or transaction shall occur, the number and kind of shares for which options may thereafter be granted under the Plan shall be adjusted to give effect thereto.

     14. Purchase for Investment. Whether or not the options and shares covered by the Plan have been registered under the Securities Act of 1933, as amended, each person exercising an option under the Plan may be required by the Company to give a representation in writing that such person is acquiring such shares for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. The Company will endorse any necessary legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the Optionee upon the exercise of any option granted under the Plan.

     15. Form of Agreements with Optionees. Each option granted pursuant to the Plan shall be in writing and shall have such form, terms and provisions, not inconsistent with the provisions of the Plan, as the Committee shall provide for such option. The effective date of the granting of an option shall be the date on which the Committee approves such grant. Each Optionee shall be notified promptly of such grant, and a written agreement shall be promptly executed and delivered by the Company and the Optionee.

     16. Termination and Amendment of Plan and Options. Unless the Plan shall theretofore have been terminated as hereinafter provided, options may be granted under the Plan at any time, and from time to time, prior to the tenth anniversary of the Effective Date (as defined below), on which date the Plan will expire, except as to options then outstanding under the Plan. Such options shall remain in effect until they have been exercised, have expired or have been canceled.

          The Board, without further approval of the Company's shareholders, may amend this Plan at any time and from time to time in such respects as the Board of Directors may deem advisable, subject to any shareholder or regulatory approval required by law; provided that (i) any such amendment shall comply with the applicable requirements for exemption (to the extent necessary) under Rule 16b-3 under the Securities Exchange Act of 1934 and (ii) in no event shall the Plan be amended more than once every six months other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules and regulations promulgated by the Securities and Exchange Commission.

          No termination, modification or amendment of the Plan, without the consent of the Optionee, may adversely affect the rights of such person with respect to such option. With the consent of the Optionee and subject to the terms and conditions of the Plan, the Committee may amend outstanding option agreements with any Optionee.

     17. Effective Date of Plan. The Plan shall become effective upon its adoption by the Board of Directors (the "Effective Date"), subject, however, to its approval by the Company's shareholders within 12 months after the date of such adoption.

     18. Government and Other Regulations. The obligation of the Company with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agency as may be required, including, without limitation, the effectiveness of any registration statement required under the Securities Act of 1933, as amended, the rules and regulations of any securities exchange on which the Common Stock may be listed.

     19. Withholding. The Company's obligation to deliver shares of Common Stock in respect of any option granted under the Plan shall be subject to all applicable federal, state and local tax withholding requirements. Federal, state and local tax withholding tax due upon the exercise of any option (or upon any disqualifying disposition of shares of Common Stock subject to an Incentive Option) in the Committee's sole discretion, may be paid in shares of Common Stock (including the withholding of shares subject to an option) upon such terms and conditions as the Committee may determine.

     20. Separability. If any of the terms or provision of the Plan conflict with the requirements of Rule 16b-3 under the Exchange Act, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3.

     21. Exclusion from Pension and Profit-Sharing Computation. By acceptance of an option, each Optionee shall be deemed to have agreed that such grant is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan of the Company or any of its Subsidiaries. In addition, such option will not affect the amount of any life insurance coverage, if any, provided by the Company on the life of the Optionee which is payable to such beneficiary under any life insurance plan covering employees of the Company or any of its Subsidiaries.

     22. Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Florida.